Exhibit 10.3

Execution Version

BIOSCRIP, INC.

1600 Broadway, Suite 700

Denver, CO 80202

March 14, 2019

To the Holder listed on Exhibit A (the “Holder”)

Re:       Amended and Restated Warrant Agreement

Ladies and Gentlemen,

Reference is made to (i) that certain Warrant Agreement (the “Warrant Agreement”), dated June 29, 2017, by and among BioScrip, Inc., a Delaware corporation (the “Company”) and the purchasers signatory thereto (collectively with their successors and assigns, the “Original Purchasers”); (ii) that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, by and among the Company, HC Group Holdings I, LLC (“Omega Parent”), HC Group Holdings II, Inc., Beta Sub, Inc., Beta Sub, LLC and HC Group Holdings III, Inc.; and (iii) that certain Amended and Restated Warrant Agreement, dated as of the date hereof, by and among the Company and the Holder and other Holders party thereto (the “Warrant Amendment”), attached hereto as Exhibit B. This letter agreement (this “Letter Agreement”) confirms certain agreements and understandings between the Holder and the Company related to the Warrant Amendment (as defined below).

In consideration of the Holder’s execution and delivery of the Warrant Amendment, and conditioned upon the occurrence of the First Merger Effective Time (as defined in the Merger Agreement), the Company hereby agrees to issue to the Holder [ ] shares of Common Stock of the Company in the aggregate (the “Amendment Shares”), promptly following the occurrence of the First Merger Effective Time (as defined in the Merger Agreement). Furthermore, promptly following, and conditioned upon, the occurrence of the First Merger Effective Time, the Company and the Holder acknowledge and agree that the Registration Rights Agreement (the “Existing RRA”), entered into as of June 29, 2017, by and among the Company and the Original Purchasers, shall be amended and restated (the “RRA Amendment”), in the form of Exhibit C, with such RRA Amendment to be conditioned upon, and automatically effective as of, the occurrence of the Second Merger Effective Time, without any further action on the party of any party hereto. The Company and the Holder agree (the “RRA Interpretation”) that, solely for purposes of the definition of “Registrable Securities” under the Existing RRA, during the period prior to the First Merger Effective Time, the Holder shall be deemed to beneficially own the Warrants underlying the Warrant Agreement, notwithstanding any agreement between the Holder and the Company not to exercise such Warrants. The execution and delivery of this Letter Agreement by the Holder shall be deemed a consent by the Holder, in its capacities as Holder under the Existing RRA, under Section 9 (Preservation of Rights) of the Existing RRA with respect to the registration rights to be granted to Omega Parent in connection with the Merger Agreement.

Following the execution and delivery of this Letter Agreement and until the Second Merger Effective Time, the Holder agrees not to, and to cause its controlled affiliates not to, (i) directly or indirectly sell, transfer, assign, pledge, tender, convert, exchange or encumber or otherwise dispose of, any Warrant or (ii) exercise its exchange right under any Warrant.

The Company agrees that, to the extent an event occurs on or after the date hereof and prior to the Second Merger Effective Date which would cause an adjustment to the number of, or Exercise Price of, any Warrants under the Warrant Amendment were the Warrant Amendment then in effect (any such event, an “Adjustment Event”), then the Company shall apply, as of the Second Merger Effective Date, such adjustment to the number of, and Exercise Price of, Warrants that would otherwise be outstanding under the Warrant Amendment immediately after the Second Merger Effective Date (taking, solely for purposes of such adjustment, the number of shares of Common Stock outstanding under any adjustment calculation to be the number of shares of Common Stock outstanding on the date of such Adjustment Event, and giving cumulative effect to any prior adjustments due to other Adjustment Events).

The Company represents that, as of the First Merger Effective Time, upon issuance in accordance with, and payment pursuant to, the terms hereof, the Amendment Shares will be duly authorized, validly issued, fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Holder (or its affiliates, as applicable) will have good title to the Amendment Shares, free and clear of all liens, claims, encumbrances, charges, mortgages, options, pledges, security interests, hypothecations, easements, rights-of-way or encroachments of any nature whatsoever, whether voluntarily incurred or arising by operation of law (“Liens”), other than (a) transfer restrictions under federal and state securities laws and (b) Liens imposed solely due to the actions of the Holder. Upon issuance in accordance with, and payment pursuant to, the terms hereof, (i) the Amendment Shares will be issued in accordance with law (including applicable state Blue Sky laws) and the governing documents of the Company and will not be issued in violation of any preemptive or similar rights created by law or the governing documents of the Company or any other agreement to which the Company is bound and (ii) the Amendment Shares will not be required to be registered under the Securities Act.

The Company represents that, as of the First Merger Effective Time, the Warrants under the Warrant Amendment are duly authorized and validly issued and, when issued, the shares of Common Stock issuable pursuant to the Warrants under the Warrant Amendment (the “Underlying Shares”) will be duly authorized, validly issued, fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the Warrant Amendment, the Underlying Shares will be issued in accordance with law (including applicable state Blue Sky laws) and the governing documents of the Company and will not be issued in violation of any preemptive or similar rights created by law or the governing documents of the Company or any other agreement to which the Company is bound and the Underlying Shares will not be required to be registered under the Securities Act.

The execution and delivery of this Agreement by the Holder shall constitute the express acknowledgment by and agreement of the Holder that the Holder shall not have any rights or entitlements under the Warrant Agreement, the Warrant Amendment or any Warrant (as defined in the Warrant Agreement) issued thereunder with respect to any antidilution or other adjustments to the Warrants issued thereunder and held by the Holder, including, without limitation, pursuant to Section 4 of the Warrant Agreement arising as a result of or related to the share issuances and other transactions contemplated by the Merger Agreement.

This Letter Agreement and the Warrant Amendment, embody the entire agreement and understanding among the Company and the Holder, and supersede all prior agreements and understandings, relating to the subject matter hereof. The Company and the Holder acknowledge and agree that this Letter Agreement (other than the RRA Interpretation) and the Warrant Amendment shall automatically terminate and be null and void ab initio with no effect whatsoever on the parties hereto in the event that the Merger Agreement is terminated in accordance with its terms; provided, however, that such termination shall not relieve any party from liability for any willful and material breach of this Agreement prior to termination thereof. This Letter Agreement may be amended from time to time only upon the written consent by each party hereto. This Letter Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Letter Agreement may be executed in counterparts (including by PDF or electronic signature), each one of which shall be deemed an original and all of which together shall constitute one and the same document. This Letter Agreement, and any disputes arising hereunder or related hereto, shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its conflict of laws that may lead to the application of the law as of any other jurisdiction.

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Respectfully,

BioScrip, Inc.

By:
Name:
Title:

Acknowledged and Agreed:

[HOLDER]

By:
Name:
Title:

Exhibit A

Holder

[Address]

Exhibit B

[Amended and Restated Warrant Agreement]

See attached.

Exhibit C

[Amended and Restated Registration Rights Agreement]

See attached.